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                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Latin America Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-41622 of our report dated January 8, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Consolidated Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
February 26, 1998